Simulations Plus Announces Rescheduling of Third Quarter Fiscal 2025 Earnings Release and Conference Call

To be released on July 14, 2025, with conference call at 5 p.m. ET

RESEARCH TRIANGLE PARK, NC, June 18, 2025– Simulations Plus, Inc. (Nasdaq: SLP) (“Simulations Plus” or the “Company”), a leading provider of cheminformatics, biosimulation, simulation-enabled performance and intelligence solutions, and medical communications to the biopharma industry, today announced that it has rescheduled the release of its financial results and conference call for the third fiscal quarter ended May 31, 2025, which had previously been scheduled for July 2, 2025.

The Company currently expects to issue its third quarter results after market close and hold its conference call on Monday, July 14, 2025, at 5:00 p.m. Eastern Time. Since transitioning from a large accelerated filer to a non-accelerated filer, the Company is using the all of the time allowed by regulation before releasing its third quarter financial results.

Simulations Plus is reaffirming the preliminary revenue for its third fiscal quarter and full year 2025 revenue guidance which was previously provided on June 11, 2025.

•The Company expects to report third quarter fiscal 2025 revenue in the range of between $19 million and $20 million
•Full year fiscal 2025 revenue is expected to range between $76 million and $80 million

The third quarter fiscal 2025 revenue range set forth above is preliminary, unaudited, based on currently available information, and subject to adjustment in the final financial statements to be filed with the Company’s Quarterly Report on Form 10-Q for the third quarter fiscal 2025, expected to be filed July 15, 2025, the SEC filing deadline.

Full year fiscal 2025 revenue guidance may also be adjusted when the Company reports third quarter fiscal 2025 results.

Third Quarter Fiscal 2025 Webcast and Conference Call Details

The call may be accessed by registering here or by calling 1-877-451-6152 (domestic) or 1-201-389-0879 (international). The webcast can be accessed on the investor relations page of the Simulations Plus website https://www.simulations-plus.com/investorscorporate-profile/corporate-profile/ where it will also be available for replay approximately one hour following the call.

About Simulations Plus, Inc.
With more than 25 years of experience serving clients globally, Simulations Plus stands as a premier provider in the biopharma sector, offering advanced software and consulting services that enhance drug discovery, development, research, clinical trial operations, regulatory submissions, and commercialization. Our comprehensive biosimulation solutions integrate artificial intelligence/machine learning (AI/ML), physiologically based pharmacokinetics, physiologically based biopharmaceutics, quantitative systems pharmacology/toxicology, and population PK/PD modeling approaches. We also deliver simulation-enabled performance and intelligence solutions alongside medical communications support for clinical and commercial drug development. Our cutting-edge technology is licensed and utilized by leading pharmaceutical, biotechnology, and regulatory agencies worldwide. For more information, visit our website at www.simulations-plus.com. Follow us on LinkedIn | X | YouTube.

Environmental, Social, and Governance (ESG)
We focus our Environmental, Social, and Governance (ESG) efforts where we can have the most positive impact. To learn more about our latest initiatives and priorities, please visit our website to read our 2024 ESG update.

Preliminary Financial Results and Financial Guidance
The preliminary financial results set forth above for the third quarter fiscal 2025 reflect preliminary, unaudited estimates with respect to such results based solely on currently available information, which is subject to change. Such preliminary results are subject to the finalization of quarter-end financial and accounting procedures. While carrying out such procedures, Simulations Plus may identify items that would require it to make adjustments to the preliminary estimates of financial results set forth herein. As a result, our actual financial results could differ than the information set forth herein and such differences could be material. Preliminary results should not be viewed as a substitute for our full quarterly financial statements for the three months ended May 31, 2025, which are being prepared in accordance with U.S. GAAP.

In addition, full year fiscal 2025 revenue guidance should not be viewed as a substitute for full financial statements prepared in accordance with GAAP.

Forward-Looking Statements
Except for historical information, the matters discussed in this press release are forward-looking statements that involve risks and uncertainties. Words like “believe,” “will”, “can”, “believe”, “expect,” “anticipate” and similar expressions (or the negative of such terms, as well as other words or expressions referencing future events, conditions or circumstances) mean that these are our best estimates as of this writing, but there can be no assurances that expected or anticipated results or events will actually take place, so our actual future results could differ significantly from those statements. Forward looking statements contained in this press release include, but are not limited to, the quotation of our Chief Executive Officer relating to our future performance and growth, statements relating to full fiscal year 2025 revenue guidance and other statements about future events. Factors that could cause or contribute to such differences include, but are not limited to: effectiveness of our new operational structure our ability to maintain our competitive advantages, acceptance of new software and improved versions of our existing software by our customers, the general economics of the pharmaceutical industry, our ability to finance growth, our ability to continue to attract and retain highly qualified technical staff, market conditions, macroeconomic factors, and a sustainable market. Further information on our risk factors is contained in our quarterly, annual and current reports and filed with the U.S. Securities and Exchange Commission.
###

CONTACT:
Financial Profiles
Lisa Fortuna
310-622-8251
slp@finprofiles.com